UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2026

AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56320	87-1137341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Hudson Boulevard East

New York, NY 10001

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On October 20, 2026, Peter Gordon, Marguerite Brogan and Edward Gellert notified AB Commercial Real Estate Private Debt Fund, LLC (the “Fund”) of their resignation from their roles as Board of Directors (each, a “Director”) of the Fund, effective October 23, 2026. These resignations are not the result of any disagreement with the Fund regarding the Fund’s operations, policies or practices or any issues regarding financial disclosures, accounting or legal matters.

On October 20, 2026, Clark Coffee, Mark Manley and Alexander Chaloff were appointed to serve as Directors of the Fund, effective October 23, 2026.

Clark Coffee joined AllianceBernstein L.P. (“AB”) in 2020 and serves as the Chief Investment Officer and Head of European Commercial Real Estate Debt. Mr. Coffee is also a current member of the US Commercial Real Estate Debt Investment Committee. His previous business, Lacarne Capital, was acquired by AB in 2020 to establish the firm’s real estate debt team in Europe. Previously, Mr. Coffee was Head of Tyndaris Real Estate, where he was responsible for building the business into a leading real estate debt fund in Europe. Prior to that, he co-headed origination for Deutsche Bank’s European commercial real estate credit business and oversaw the risk management and restructuring of more than €2 billion of troubled loans during the global financial crisis. Mr. Coffee holds a BA in economics from Lake Forest College and an MBA from the University of Michigan.

Mark Manley serves as AB’s General Counsel and Corporate Secretary. He is a member of AB’s Internal Compliance Controls Committee, Code of Ethics Oversight Committee, and a number of the firm’s senior operating, risk and compliance committees. Mr. Manley is also a current member of the US Commercial Real Estate Debt Investment Committee. Mr. Manley joined AB in 1984. Prior to his current role, Mr. Manley was AB’s Chief Compliance Officer from 1988 until 2021. He holds a BA in criminal justice from St. John’s University and a JD from New York Law School. Mr. Manley was admitted to the bar in the state of New York in 1990.

Alexander Chaloff serves as President and Chief Executive Officer of Sanford C. Bernstein & Co., LLC, Bernstein Fund, Inc. and AB Multi-Manager Alternative Fund as of April 2023, and as Chief Investment Officer and Head of Investment & Wealth Strategies of Bernstein Private Wealth Management as of April 2023. Mr. Chaloff also serves as a director or trustee of certain AB funds as of March 2025. He previously served as Co-Head of the Investment Strategy Group since 2020. Mr. Chaloff holds a BA in government and politics from the University of Maryland and an MBA in corporate finance from the University of Southern California, Marshall School of Business.

Executive Officers

On October 20, 2026, Peter Gordon and Marguerite Brogan notified the Fund of their intention to resign from their roles as Chief Executive Officer and Chief Financial Officer, respectively, of the Fund, effective October 23, 2026.

Effective October 23, 2026, Clark Coffee has been appointed to serve as Chief Executive Officer of the Fund, and Shane McGrogan has been appointed to serve as Chief Financial Officer of the Fund.

Shane McGrogan is a Director for US Commercial Real Estate Debt in AB’s Real Estate Group, responsible for providing cash-management, accounting, operations and portfolio analytics. Prior to joining the firm in 2017, he worked as a supervisor for SEI Investments Company, an analyst for Mitsubishi UFJ Fund Services and an analyst for Bank of New York Mellon. McGrogan holds a BSBA in marketing from Bloomsburg University and is a CFA charterholder.

There are no family relationships between any of Mr. Coffee, Mr. Manley, Mr. Chaloff or Mr. McGrogan and any of the Fund’s current or former directors or executive officers. None of Mr. Coffee, Mr. Manley, Mr. Chaloff or Mr. McGrogan is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2026	AB COMMERCIAL REAL ESTATE PRIVATE DEBT FUND, LLC

	By:	/s/ Leon Hirth
Leon Hirth
Secretary